Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of TransAct Technologies Incorporated on Form S-8 [File Nos. 333-203184, 333-132624, 333-170515, 333-221514, and 333-248054] and Form S-3 [File No. 333-248055 and 333-261026] of our report dated March 27, 2023, with respect to our audits of the consolidated financial statements of TransAct Technologies Incorporated as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, which report is included in this Annual Report on Form 10-K of TransAct Technologies Incorporated for the year ended December 31, 2022.

Our report on the consolidated financial statements refers to a change in the method of accounting for its method of inventory valuation from standard cost (which approximated actual cost on a “first-in, first-out” basis) to the average cost method of inventory accounting, which was applied retrospectively to all periods presented.

/s/ Marcum LLP

Hartford, CT
March 27, 2023